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                                                                    EXHIBIT 99.2

                            LIST OF OMITTED SCHEDULES

1.   Final Option Model

2.   Individuals signing resignations

3. Individuals signing terminations of powers-of-attorney and bank account authority

4.   HPS India Nominee Holders

5.   PSC Employee Offers

6.   Employee Non-Compete Customers

7.   Channel Customers

8.   Direct Customers

9.   Safety Net

10.  Transactions